UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 15, 2006




                                 NCT Group, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                       0-18267                 59-2501025
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(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


20 Ketchum Street, Westport, CT                                       06880
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number including area code:                (203) 226-4447
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02.     Unregistered Sales of Equity Securities.

     On December 15, 2006, NCT Group, Inc. ("NCT") issued Carole Salkind an 8% convertible note in the principal amount of $600,000 for which Ms. Salkind paid NCT $275,000 in cash. This note is due six months from the date of issuance. The note is secured by substantially all of the assets of NCT. The note bears interest at the stated rate until the due date of the note and bears interest at a default rate equal to the stated rate of interest plus 5% on any amount of principal or interest that is not paid when due or upon demand. Interest is payable upon maturity of the note or upon demand for repayment. At the election of Ms. Salkind, the note may be converted into shares of NCT common stock at a conversion price per share equal to the greater of (i) $0.0029 or (ii) the par value of NCT common stock on the date of conversion. At the election of Ms. Salkind, the note may be exchanged for shares of common stock of any subsidiary of NCT (except Pro Tech Communications, Inc.) that makes a public offering of its common stock (at the public offering price). The note contains events of default, any one of which (if not cured) triggers a default penalty of 10% of the then outstanding principal. If triggered, the default penalty, along with the outstanding principal and accrued interest, becomes immediately due and payable. Events of default include the failure to pay principal and interest when due and the failure to issue shares of common stock upon exercise of conversion rights.

     The issuance of the note was not registered under the Securities Act of 1933, as amended, in reliance upon the exemption set forth in Section 4(2) of the Securities Act relating to transactions by an issuer not involving a public offering.

     As previously reported by NCT, on January 7, 2005, NCT entered into a consulting agreement with Morton Salkind, the spouse of Carole Salkind, pursuant to which Mr. Salkind agreed to provide certain consulting services to NCT. Among other compensation, the consulting agreement provides that NCT, in its discretion, may award Mr. Salkind a cash performance bonus for certain services provided by Mr. Salkind. In order to induce Ms. Salkind to purchase the note discussed above, as well as to consider providing continued financing to NCT, Mr. Salkind required, and NCT agreed, to pay to Mr. Salkind a cash performance bonus of $1.0 million, if and when NCT raises additional capital from a third party through the sale of its equity and/or debt securities or other similar transactions. NCT currently has no agreements or understandings with respect to such financing, and therefore, NCT can give no assurance that such financings will be completed or that any cash performance bonus will be paid to Mr. Salkind.

Item 9.01.     Financial Statements and Exhibits.

(c) Exhibits

10.1(a) Form of Secured Convertible Note (new financings) issued by NCT Group, Inc. to Carole Salkind (incorporated by reference to Exhibit No. 10.1(a) of the registrant's Current Report on Form 8-K dated December 7, 2005 (Fi1e No. 0-18267)).

10.1(b) Schedule of Secured Convertible Note issued by NCT Group, Inc. to Carole Salkind on December 15, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               NCT GROUP, INC.


                                               By:   /s/  Cy E. Hammond
                                                     ---------------------------
                                                     Cy E. Hammond
                                                     Senior Vice President and
                                                     Chief Financial Officer


Date:  December 21, 2006